Exhibit 15.2

June 10, 2009

ReneSola Ltd
No. 8 Baoqun Road, YaoZhuang
Jiashan, Zhejiang 314117
People’s Republic of China

Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the ReneSola Ltd’s annual report on Form 20-F for the year ended December 31, 2008 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 3 —D. Risk Factors” and “Item 4. — B. Business Overview—Regulations” in the annual report.

Yours faithfully,

/s/ Haiwen & Partners

Haiwen & Partners